Exhibit 10.5

LOCKBOX ESCROW AGREEMENT

This Agreement is dated as of the 18th day of December, 2007 among VoIP, Inc., a Texas corporation (the "Borrower"), the parties identified on Schedule A hereto (each a “Lender”, and collectively “Lenders”), and Grushko & Mittman, P.C. (the "Escrow Agent"):

WITNESSETH:

WHEREAS, Lenders have and are loaning to the Borrower (“Loans”), which are referred to as the Lockbox Notes, as that terms is defined in the Intercreditor Agreement dated as of this date (“Intercreditor Agreement”) and are entering into a a “Loan Agreement” dated as of this date (“Loan Agreement”); and

WHEREAS, the parties hereto require the Borrower to repay the Loans with the proceeds of the Receivables to be received in the Lockbox Account to be delivered to the Escrow Agent to be held in escrow in the Lockbox Account and released by the Escrow Agent in accordance with the terms and conditions of this Agreement and the Loan Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement and Escrow Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I
INTERPRETATION

1.1. Definitions. Whenever used in this Agreement, the following terms shall have the following respective meanings:

▪ "Agreement" means this Agreement and Loan Agreement and all amendments made hereto and thereto by written agreement between the parties;

▪ "Escrowed Payment" shall mean the Receivables as defined below;

▪ "Receivables" means all rights to the payment of money now owned or hereafter acquired by Borrower, whether due or to become due and whether or not earned by performance including, but not limited to, Accounts, chattel paper, instruments, general intangibles, and all guaranties and security therefor and all contracts relating thereto and all returned and repossessed goods; provided that the same arise in connection with the extension of credit provided to Borrower by Lender pursuant to the Loan Agreement.

1.2. Entire Agreement. This Agreement along with the Loan Agreement constitute the entire agreement between the parties hereto relating to the Receivables and the Lockbox Accont and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state and federal courts located in the state and county of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Borrower agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.7. Specific Enforcement, Consent to Jurisdiction. The Borrower and Lender acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Borrower and Lender hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II
DELIVERIES TO THE ESCROW AGENT

2.1. Borrower Deliveries.  The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

Citibank, N.A.
1155 6th Avenue
New York, NY 10036, USA
ABA Number: 0210-00089
For Credit to: Grushko & Mittman, P.C., Special Lockbox for VoIP, Inc.
Account Number: ***

2.2. Intention to Create Escrow Over Escrowed Payment. The Lender and Borrower intend that the Escrowed Payment shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

2.3. Escrow Agent to Deliver Escrowed Payment. The Escrow Agent shall hold and release the Escrowed Payment only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF ESCROWED PAYMENT

3.1. Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Escrowed Payment as follows:

(a)	Upon receipt of the Receiveable they shall be released:

(i) For ninety (90) days from the date of this Agreement the funds in the Lockbox Account shall be released for the expenses of the Borrower, other than the Lockbox Notes, solely as directed by the Lenders in their absolute discretion.

(ii) Commencing ninety one (91) days from the date of this Agreement the funds in the Lockbox Account shall be released for any expenses of the Borrower, including repayment of the Lockbox Notes, solely as directed by the Lenders in their absolute discretion.

(b) Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Borrower and the Lender, it shall deliver the Escrowed Payment in accordance with the terms of the Joint Instructions.

(c) Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Escrowed Payment in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2. Acknowledgement of Borrower and Lender; Disputes. The Borrower and the Lender acknowledge that the only terms and conditions upon which the Escrowed Payment are to be released are set forth in Sections 3 and 4 of this Agreement. The Borrower and the Lender reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Escrowed Payment. Any dispute with respect to the release of the Escrowed Payment shall be resolved pursuant to Section 4.2 or by agreement between the Borrower and Lender.

ARTICLE IV
CONCERNING THE ESCROW AGENT

4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

(a) The Lender and Borrower acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Lender or Borrower is entitled to receipt of the Escrowed Payment pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b) The Lender and Borrower acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Lender and Borrower, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Lender and Borrower under this Agreement and to no other person.

(c) The Lender and Borrower jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Lender and the Borrower during which five day period, Escrow Agent is not obligated nor required to take any action, whatsoever and may refrain from taking any action. Prior to the effective date of the resignation as specified in such notice, the Lender and Borrower will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Escrowed Payment to a substitute Escrow Agent selected by the Lender and Borrower. If no successor Escrow Agent is named by the Lender and Borrower, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Escrowed Payment with the clerk of any such court.

(e) The Escrow Agent does not have and will not have any interest in the Escrowed Payment, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(f) The Lender and Borrower jointly and severally agree to indemnify the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(g) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(h) The Escrow Agent shall be permitted to act as counsel for the Lender in any dispute as to the disposition of the Escrowed Payment, in any other dispute between the Lender and Borrower, whether or not the Escrow Agent is then holding the Escrowed Payment and continues to act as the Escrow Agent hereunder.

(i) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrowed Payment, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Escrowed Payment pending receipt of a Joint Instruction from the Lender and Borrower, or (ii) deposit the Escrowed Payment with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Lender and the Borrower and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Escrowed Payment. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Lender and Borrower or to any other person, firm, corporation or entity by reason of such compliance.

4.3 Payment. The Escrow Agent will be paid $2,500 a month for performing its services under this Agreement (“Escrow Agent Fee”). The Borrower shall be reposnsible for payment Escrow Agent Fee. If the Borrower fails to pay the Escrow Agent Fee, the Lenders agree to pay any pastdue Escrow Agent Fees.

ARTICLE V
GENERAL MATTERS

5.1. Term and Termination.

(a) This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower and Lender, shall become effective on the date hereof and shall continue in full force and effect until the earliest to occur of (a) 60-months from the date hereof, (b) a date not less than thirty (30) days after Lender gives notice of such date to Borrower of termination, (c) the date on which this Agreement shall be terminated in accordance with the provisions hereof; (d) the Lockbox Debt (as that term is defined in the Intercreditor Agreement entered into between the Lenders and the Borrower on or about the date of this Agreement) have been satisified (the “Termination Date”; such period referred to herein as the “Term”).

(b) The termination of this Agreement shall not affect Lender’s rights, or any of the Obligations (as that term is defined in the Intercreditor Agreement entered into between the Lenders and the Borrower on or about the date of this Agreement) having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The rights granted to Lender hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower’s Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been paid or performed in full. Accordingly, Borrower waives any rights which it may have under Section 9-513 of the UCC to demand the filing of termination statements with respect to the Accounts, and Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

5.2. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a) If to the Borrower, to:

VoIP, Inc.
151 So. Wymore Road, Suite 3000
Altamonte Springs, FL 32714
Attn: Anthony Cataldo, CEO
Fax: (407) 389-3233

With a copy by telecopier only to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attn: Marc Ross, Esq. .
Fax: (212) 930-9725

(b) If to the Lender, to: the addresses and fax numbers listed on Schedule A hereto.

(c) If to the Escrow Agent, to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax: 212-697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3. Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Payment is deposited in an interest bearing account, the Lender shall be entitled to receive any accrued interest thereon, but only if the Escrow Agent receives from the Lender the Lender’s United States taxpayer identification number and other requested information and forms.

5.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7. Agreement. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.

VOIP, INC.
the “Borrower”

By:___________________________________

“LENDERS”

________________________________________
ALPHA CAPITAL ANSTALT f/k/a ALPHA CAPITAL AKTIENGESELLSCHAFT

________________________________________	_______________________________________
BRIO CAPITAL L.P.	BRISTOL INVESTMENT FUND, LTD.

________________________________________	_______________________________________
CENTURION MICROCAP, L.P.	CHESTNUT RIDGE PARTNERS LP

________________________________________	_______________________________________
GRUSHKO & MITTMAN, P.C. .	CMS CAPITAL

________________________________________	_______________________________________
DOUBLE U MASTER FUND L.P.	ELLIS INTERNATIONAL LTD.

________________________________________	_______________________________________
OSHER CAPITAL INC.	PLATINUM LONG TERM GROWTH I INC.

_______________________________________
WHALEHAVEN CAPITAL FUND LTD.

ESCROW AGENT:

_______________________________________
GRUSHKO & MITTMAN, P.C.

SCHEDULE A TO FUNDS ESCROW AGREEMENT

Alpha Capital Anstalt	Iroquois Capital
Pradafant 7	641 Lexington Avenue, 26th Floor
9490 Furstentums	New York, NY 10022
Vaduz, Lichtenstein	***
Fax: ***
Osher Capital
Brio Capital, L.P.	5 Sansberry Lane
523 Albermale Road	Spring Valley, NY 10977
Cedarhurst, NY 11516	***
Fax: ***
Platinum Long term Growth II, Inc.
Bristol Investment Fund, Ltd.	152 West 57th Street
c/o Bristol Capital Advisers, LLC	New York, NY 10019
10990 Wilshire Boulevard, Suite 1410	***
Los Angeles, California 90024
Fax: (310) 696-0334	Whalehaven Capital Fund Limited
Attn: ***	c/o FWS Capital Ltd.
3rd Floor, 14 Par-Laville Road
Centurion Microcap, L.P.	Hamilton, Bermuda HM08
3014 Avenue L	***
Brooklyn, NY 11210
Fax: ***

Chestnut Ridge Partners, L.P.
50 Tice Boulevard
Woodcliff Lake, NJ 07677
Fax: ***

CMS Capital
9612 Van Nuys Boulevard, Suite 108
Panorama City, CA 91402
***

Double U Master Fund, L.P.
c/o Navigator Management, Ltd.
Harbor House, Waterfront Drive, P.O Box 972
Road Town BVI
***

Ellis International Ltd.
53rd Street Urbanizacion Obarrio
Swiss Tower, 16th Floor, Panama
Republic of Panama
***

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
***